     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 18, 1996



                                                      REGISTRATION NO. 333-03173

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                         NORTHERN STATES POWER COMPANY
             (Exact name of registrant as specified in its charter)

              WISCONSIN                               39-0508315
   (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)              Identification Number)

             100 NORTH BARSTOW STREET, EAU CLAIRE, WISCONSIN 54701
                             PHONE: (715) 839-2621
  (Address, including zip code, and telephone number, including area code, of principal executive offices)

             JOHN A. NOER                         JOHN P. MOORE, JR.
              PRESIDENT                     GENERAL COUNSEL AND SECRETARY
    NORTHERN STATES POWER COMPANY           NORTHERN STATES POWER COMPANY
       100 NORTH BARSTOW STREET                100 NORTH BARSTOW STREET
     EAU CLAIRE, WISCONSIN 54701             EAU CLAIRE, WISCONSIN 54701
            (715) 839-2578                          (715) 839-2592

 (Name, address, including zip code, and telephone number, including area code, of agents for service)
                           --------------------------

                                    COPY TO:
                                PETER D. CLARKE
                           Gardner, Carton & Douglas
                             321 North Clark Street
                            Chicago, Illinois 60610
                                 (312) 245-8685
                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                    AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
           SECURITIES TO BE REGISTERED                BE REGISTERED          PER UNIT         OFFERING PRICE     REGISTRATION FEE
First Mortgage Bonds..............................     $65,000,000           100%(1)           $65,000,000           $22,414

(1) Estimated solely for the purpose of determining the registration fee.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION DATED JULY 18, 1996


                                   PROSPECTUS

                         NORTHERN STATES POWER COMPANY
                           (A WISCONSIN CORPORATION)

                              FIRST MORTGAGE BONDS

                                  -----------

    Northern States Power Company, a Wisconsin corporation (the "Company"), may offer for sale from time to time up to $65,000,000 aggregate principal amount of its First Mortgage Bonds (the "New Bonds"), in one or more series, on terms and in amounts to be determined at the time of sale. The aggregate principal amount, rate or rates (or method of calculation) and time or times and place of payment of interest, maturity or maturities, offering price, any redemption terms or other specific terms of the series of New Bonds in respect of which this Prospectus is being delivered (the "Offered Bonds") will be set forth in a supplement to this Prospectus (the "Prospectus Supplement").

    The Company may sell the New Bonds through underwriters or dealers, directly to a limited number of institutional purchasers or through agents. See "Plan of Distribution." The Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the distribution of the Offered Bonds and any applicable commissions or discounts and the net proceeds to the Company from such sale.

                                 --------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE  SECURITIES
     AND  EXCHANGE COMMISSION OR ANY  STATE SECURITIES COMMISSION NOR HAS
       THE  SECURITIES  AND   EXCHANGE  COMMISSION   OR  ANY   STATE
            SECURITIES  COMMISSION  PASSED UPON  THE  ACCURACY OR
               ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                      TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------

               The date of this Prospectus is             ,     .

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR
INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER OR AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE NEW BONDS IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

    This Prospectus and the documents incorporated by reference herein contain certain forward-looking statements and information that are based on management's beliefs as well as assumptions made by and information currently available to management. When used in this Prospectus, including any documents incorporated by reference herein, the words "anticipate," "estimate," "expect" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Electric and gas utilities, such as the Company, are experiencing considerable uncertainty as the result of changes in their competitive and regulatory environments. The Company's business also is generally affected by demographic, economic and weather conditions that are beyond its control, and could be affected by technological developments in the production and delivery of energy services.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information on file can be inspected at the public reference offices of the Commission currently at 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Chicago, Illinois 60661; and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company is not required to, and does not, provide annual reports to holders of its debt securities unless specifically requested by a holder.

    The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

                      DOCUMENTS INCORPORATED BY REFERENCE


    The following documents, as filed by the Company with the Commission, are incorporated by reference into this Prospectus: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the amendment thereto (on Form 10-K/A) dated May 31, 1996 (collectively the "1995 Form 10-K") and (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.


    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON (INCLUDING ANY BENEFICIAL OWNER) TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE TREASURER, NORTHERN STATES POWER COMPANY, P.O. BOX 8, EAU CLAIRE, WISCONSIN 54702 (715-839-2416).

                                      [LOGO]

    Northern States Power Company (the "Company"), incorporated in 1901 under the laws of Wisconsin as the La Crosse Gas and Electric Company, is an operating public utility company with executive offices at 100 North Barstow Street, Eau Claire, Wisconsin 54702-0008 (phone: 715-839-2416). The Company is a wholly-owned subsidiary of Northern States Power Company, a Minnesota corporation (the "Minnesota Company").

    The Company is engaged in the production, transmission and distribution of electricity to approximately 202,000 retail customers in an area of approximately 18,900 square miles in northwestern Wisconsin, to approximately 9,200 electric retail customers in an area of approximately 300 square miles in the western portion of the Upper Peninsula of Michigan, and to 10 wholesale customers in the same general area. The Company is also engaged in the distribution and sale of natural gas in the same service territory to approximately 67,000 customers in Wisconsin and 4,800 customers in Michigan. In Wisconsin, some of the larger communities the Company provides natural gas to are Eau Claire, Chippewa Falls, La Crosse, Hudson, Menomonie and Ashland. In the Upper Peninsula of Michigan the largest community the Company provides natural gas to is Ironwood. In 1995, the Company derived 83 percent of its total operating revenues from electric utility operations and 17 percent from gas utility operations.

                                PROPOSED MERGER

    The Minnesota Company, Wisconsin Energy Corporation, a Wisconsin corporation ("WEC"), Northern Power Wisconsin Corp., a Wisconsin corporation and wholly-owned subsidiary of the Minnesota Company, and WEC Sub Corp., a Wisconsin corporation and wholly-owned subsidiary of WEC, have entered into an Agreement and Plan of Merger, dated as of April 28, 1995 and as amended and restated as of July 26, 1995 (the "Merger Agreement"), which provides for a strategic business combination involving the Minnesota Company and WEC in a "merger-of-equals" transaction (the "Transaction"). The Transaction, which was unanimously approved by the Boards of Directors of the constituent companies and approved by the shareholders of both the Minnesota Company and WEC, is expected to close shortly after all of the conditions to the consummation of the Transaction, including obtaining applicable regulatory approvals, are met or waived. The goal of the Minnesota Company and WEC is to receive approvals from all regulatory authorities by the end of 1996, however, some regulatory authorities have not established a timetable for their decisions. Therefore, timing of the receipt of the approvals necessary to complete the Transaction is not known at this time.

    In the Transaction, the holding company of the combined enterprise will be registered under the Public Utility Holding Company Act of 1935, as amended. The holding company will be named Primergy Corporation ("Primergy") and will be the parent company of both the Minnesota Company (which, for regulatory reasons, will reincorporate in Wisconsin) and of WEC's present utility subsidiary, Wisconsin Electric Power Company ("WEPCO") which will be renamed "Wisconsin Energy Company." It is anticipated that, following the Transaction, except for certain gas distribution properties serving the cities of LaCrosse and Hudson, Wisconsin that will be transferred to the Minnesota Company, the Company will be merged into Wisconsin Energy Company (the "Company Merger").

    The Transaction is subject to customary closing conditions, including, without limitation, the receipt of all necessary governmental approvals and the making of all necessary governmental filings, all as more fully described in the 1995 Form 10-K. Additional information concerning the Transaction and the Merger Agreement is included in the 1995 Form 10-K.

    Both the Company and WEPCO recognize that the divestiture of their existing gas operations is a possibility under the new registered holding company structure, but will seek approval from the

Commission to maintain such businesses. If divestiture is ultimately required, the Commission has historically allowed companies sufficient time to accomplish divestitures in a manner that protects shareholder value.

    Following the completion of the Company Merger, the New Bonds and the Company's other outstanding first mortgage bonds will be obligations of Wisconsin Energy Company, as a subsidiary of Primergy, and will continue to be secured by the Indenture as described in this Prospectus. See "DESCRIPTION OF NEW BONDS -- Security for New Bonds." However, as described above, the New Bonds will not be an obligation of Primergy or any other subsidiary of Primergy. The 1995 Form 10-K includes pro forma financial information for Wisconsin Energy Company following the Company Merger.

                                USE OF PROCEEDS


    The proceeds from the sale of the New Bonds will be added to the general funds of the Company and used for general corporate purposes, which may include the purchase or redemption of one or more series of outstanding first mortgage bonds and the repayment of outstanding short-term borrowings incurred in connection with the Company's continuing construction program. Short-term borrowings of the Company aggregated $47.2 million as of May 31, 1996. The specific allocation of the proceeds of a particular series of the Offered Bonds will be described in the Prospectus Supplement.


                       CONSTRUCTION PROGRAM AND FINANCING

    The Company's construction program for 1996-2000, including allowance for funds used during construction, is presently estimated to be $303 million (1996:
$54  million; 1997: $60 million; 1998: $68 million; 1999: $64 million; and 2000:
$57 million). Of these construction expenditures, approximately 88% are expected to be provided by internally generated funds. The foregoing estimates of construction expenditures and internally generated funds may be subject to substantial changes due to unforeseen factors, such as changed economic conditions, competitive conditions, technological innovations, new government regulations, changed tax laws and rate regulation. In addition, if the Company Merger is completed as expected, the Company's construction program for 1997 and future years will be incorporated into Wisconsin Energy Company's overall construction program.

                       RATIO OF EARNINGS TO FIXED CHARGES


                                                                                     YEAR ENDED DECEMBER 31,
                                                                        -------------------------------------------------
                                                                          12 MONTHS
                                                                            ENDED
                                                                        MARCH 31, 1996   1995   1994   1993   1992   1991
                                                                        --------------   ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges....................................       4.0         4.2    4.2    4.3    4.3    4.4
Wisconsin Energy Company Pro Forma Ratio of Earnings to Fixed
 Charges..............................................................       4.3         4.3    3.6    3.7    3.8    4.2


    For purposes of computing the ratio of earnings to fixed charges, (i) earnings consist of income from continuing operations before accounting change plus fixed charges, federal and state income taxes, deferred income taxes and investment tax credits; and (ii) fixed charges consist of interest on long-term debt, other interest charges, the interest component on leases and amortization of debt discount, premium and expense.


    The Wisconsin Energy Company unaudited pro forma ratios of earnings to fixed charges for the twelve months ended March 31, 1996 and each of the years in the five-year period ended December 31, 1995, give effect to the Company Merger as if it had occurred at January 1, 1991. See the Notes to Unaudited Pro Forma Combined Condensed Financial Statements of Wisconsin Energy Company in the 1995 Form 10-K for a description of the assumptions used to prepare the unaudited pro forma ratios of earnings to fixed charges.

    The annual interest requirement on long-term debt of the Company outstanding at March 31, 1996, was $16,006,383.


                            DESCRIPTION OF NEW BONDS

    Each series of New Bonds is to be an initial issue of a new series of first mortgage bonds (the "Bonds") issued under the Trust Indenture dated April 1, 1947 (the "1947 Indenture") as supplemented by 12 supplemental trust indentures (collectively, the "Supplemental Indentures,"), a Supplemental and Restated Trust Indenture dated March 1, 1991 (the "Restated Indenture") and a new supplemental trust indenture for such series of New Bonds (the "New Supplemental Indenture") all from the Company to Firstar Trust Company (formerly known as First Wisconsin Trust Company), as trustee (the "Trustee"). The 1947 Indenture, as supplemented by the Supplemental Indentures, the Restated Indenture and the New Supplemental Indenture herein are referred to collectively as the "Indenture." Excluding the New Bonds, three series of Bonds in an aggregate principal amount of $194,635,000 currently are outstanding under the Indenture. Copies of the 1947 Indenture, the Supplemental Indentures, the Restated Indenture and the form of the New Supplemental Indenture are filed as Exhibits 4.01A to 4.01O to the Registration Statement and the statements herein made (being for the most part succinct summaries of certain provisions of the Indenture) are subject to the detailed provisions of the 1947 Indenture, the Supplemental Indentures, the Restated Indenture and the New Supplemental Indenture which are incorporated herein by this reference.

    The Restated Indenture amends and restates the 1947 Indenture and the Supplemental Indentures. The Restated Indenture became effective and operative on October 1, 1993.

    References are made to specific Article and Section numbers of the Restated Indenture and the New Supplemental Indenture. Unless the context indicates otherwise, words or phrases defined in the Restated Indenture or the New Supplemental Indenture are capitalized and used with the same meanings herein.

TERMS OF NEW BONDS

    The New Bonds will be issued as fully registered bonds without coupons in denominations of multiples of $1,000. New Bonds may be issued in temporary form if, for any reason, the Company is unable to deliver New Bonds in definitive form. Principal and interest are to be payable in Milwaukee, Wisconsin, at Firstar Trust Company. New Bonds will be interchangeable in the manner provided in Article II of the New Supplemental Indenture. The New Bonds may be issued in book-entry form through the facilities of a depository. The description of any book-entry arrangements will be contained in the Prospectus Supplement.

    No charge will be made by the Company for any exchange or transfer of New Bonds, other than for any taxes or other governmental charges.

    Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms and other information with respect to the Offered Bonds: (1) the designation and aggregate principal amount of such Offered Bonds; (2) the date or dates on which such Offered Bonds will mature;
(3) the rate or rates per annum (or method of calculation) at which such Offered Bonds will bear interest and the date from which such interest shall accrue; (4) the dates on which such interest will be payable; (5) the record dates for payments of interest; and (6) any optional or mandatory redemption terms or other specific terms applicable to the Offered Bonds. The holders of the outstanding Bonds do not, and the holders of the New Bonds will not, have the right to tender such Bonds to the Company for repurchase upon the Company becoming involved in a highly leveraged or change in control transaction. The Indenture does not have any provision that is designed specifically in response to highly leveraged or change in control transactions. However, bondholders would have the security afforded by the first mortgage lien on substantially all the Company's property as described under the subcaption "Security for New Bonds" below. In addition, any change in control transaction and any incurrence of additional indebtedness (as first mortgage bonds or otherwise) by the Company in such a transaction would require approval of state utility regulatory authorities and, possibly, of federal utility regulatory authorities. Management believes that such approvals would be unlikely in any transaction that would result in the Company, or a successor to the Company, including Wisconsin Energy Company, having a highly leveraged capital structure. See "PROPOSED MERGER."

SECURITY FOR NEW BONDS

    In the opinion of counsel for the Company, the New Bonds when issued will be secured by the Indenture, which constitutes a first mortgage lien, subject only to Permitted Encumbrances, upon all real and fixed properties now owned by the Company (except as otherwise stated in this paragraph) for the equal pro rata security of all Bonds issued or to be issued under the Indenture, subject to the provisions relating to any sinking fund or similar fund for the benefit of Bonds of any particular series. There are excepted from the Lien of the Indenture securities, cash, contracts, receivables, motor vehicles, merchandise, equipment and supplies, and certain non-utility real property. (Granting Clauses of the Restated Indenture.) The Indenture contains provisions for subjecting to the lien thereof (subject to the limitations in Article XVI in the case of consolidation or merger) all property acquired by the Company after the date of the 1947 Indenture other than property of the kind mentioned in the preceding sentence. Such provisions might not be effective as to property acquired within 90 days prior and subsequent to the filing of a case with respect to the Company under the United States Bankruptcy Code. The opinion of counsel does not cover titles to easements for flowage rights not presently exercised or titles to rights-of-way for transmission and distribution facilities, as counsel for the Company believes that the expense of examination would exceed the cost of acquiring, by condemnation or purchase, any easements or rights-of-way held under defective title. The Company has the power of eminent domain in the states in which it operates.

    Permitted Encumbrances include (a) rights of Persons who are parties to agreements with the Company relating to property owned or used jointly (in common) by the Company with such Persons, provided (i) that such rights do not materially impair the use of such jointly owned or used property in the normal operation of the Company's business and do not materially affect the security afforded by the Indenture and (ii) that such rights are not inconsistent with the remedies of the Trustee upon a Completed Default; (b)(i) leases existing at the Effective Date of the Restated Indenture affecting property owned by the Company on the Effective Date; (ii) leases which do not interfere in any material respect with the use of the related property for the purpose for which it is held by the Company and which will not have material adverse impact on the security afforded by the Indenture or (iii) other leases relating to not more than 5% of the sum of the Company's Depreciable Property and Land; and (c) any mortgage, lien, charge or encumbrance prior or equal to the Lien of the Indenture, other than a Prepaid Lien, existing at the date any property is acquired by the Company, provided that at the date of acquisition of such property: (i) no Default has occurred and is continuing; (ii) the principal amount of indebtedness outstanding under and secured by such mortgage, lien, charge or encumbrance shall not exceed 66 2/3% of the lesser of the Cost or Fair Value of the property so acquired; and (iii) each such mortgage, lien, charge or encumbrance shall apply only to the property and improvements originally subject thereto and that the Company shall cause to be closed all mortgages or other liens existing at the time of acquisition of any property thereafter acquired by the Company and will permit no additional indebtedness to be issued thereunder or secured thereby. (Section 1.03 of the Restated Indenture.)

    The holders of 66 2/3% of the principal amount of Bonds Outstanding may (a) consent to the creation or existence of a Prior Lien with respect to up to 50% of the sum of the Company's Depreciable Property and Land, after giving effect to such Prior Lien or (b) terminate the Lien of the Indenture with respect to up to 50% of the sum of the Company's Depreciable Property and Land. (Section 19.02(e) of the Restated Indenture.)

    The Indenture is not a lien on the properties of the Minnesota Company. The Lien of the Indenture will continue to apply only to property and franchises owned by the Company prior to the

Company Merger, and to any additions, extensions and repairs to such properties acquired or made after the Company Merger, and will not apply to any property owned by WEPCO prior to the Company Merger. It is expected that following the Company Merger, Wisconsin Energy Company's outstanding indebtedness will include first mortgage bonds that were previously issued by the Company, WEPCO, Wisconsin Natural Gas Company and Wisconsin Southern Gas Company under separate trust indentures. See "PROPOSED MERGER" and "RATIO OF EARNINGS TO FIXED CHARGES." It is not expected that any additional Bonds will be issued under the Indenture following the Company Merger.

SINKING FUND PROVISIONS

    The sinking fund redemption provision, if any, for each series of the New Bonds will be set forth in the Prospectus Supplement. As an annual sinking fund, the Company covenants to pay to the Trustee annually on April 1 an amount sufficient to redeem, on the following June 1, for sinking fund purposes 1% of the highest amount at any time outstanding of Bonds of the Series due April 1, 2021 and the Bonds of the Series due March 1, 2023. Sinking fund payments may be offset at the option of the Company by (a) retirement or delivery to the Trustee of Bonds of the series for which the sinking fund is applicable or (b) application of Amounts of Established Permanent Additions equal to 150% of the principal amount of Bonds which would otherwise be required to be retired by the sinking fund. (Sections 5.04(vi), 5.07 and 13.01(c) of the Restated Indenture.) The Trustee is required to apply sinking fund money to the purchase or redemption of Bonds of the series for which such funds are applicable. (Article XIII of the Restated Indenture.)

MAINTENANCE PROVISIONS

    As a Maintenance Fund for the Bonds, the Company covenants to pay to the Trustee annually on May 1 an amount equal to 2.50% of its Completed Depreciable Property as of the end of the preceding calendar year, after deducting credits at the Company's option for (a) maintenance, (b) property retirements offset by Permanent Additions, (c) retirement of Bonds and (d) Amounts of Established Permanent Additions. (Section 9.01 of the Restated Indenture.) The Restated Indenture further provides that to the extent that Maintenance Fund credits exceed 2.50% of Completed Depreciable Property for any year after 1990, such excess credits may be applied in future years (a) to offset any Maintenance Fund deficiency or (b) to increase the Amount of Established Permanent Additions available for use under the Indenture. (Section 9.05 of the Restated Indenture.)

    The Company has covenanted to maintain its properties in adequate repair, working order and condition. (Section 8.06 of the Restated Indenture.)

ISSUANCE OF ADDITIONAL BONDS

    The maximum principal amount of Bonds that may be issued under the Indenture is not limited except as described below. Additional Bonds may be issued on the basis of (a) 66 2/3% of the Cost or Fair Value, whichever is less, of Permanent Additions, after making the required deductions on account of Retired Property (Article V of the Restated Indenture); (b) retired Bonds that have not been otherwise used under the Indenture (Article VI of the Restated Indenture); and
(c) deposit of an equal amount of cash with the Trustee, which cash may be withdrawn on the same basis as additional Bonds may be issued under clauses (a) and (b) above. (Article VII of the Restated Indenture.)


    The New Bonds will be issued under clauses (a) and/or (b) above. At March 31, 1996 the amount of net Permanent Additions available for the issuance of Bonds exceeded $113 million, of which $97.6 million could be used for the authentication of $65 million principal amount of the New Bonds. As of March 31, 1996, $81 million of retired Bonds were available for the authentication of up to $81 million of New Bonds.


    No additional Bonds may be issued on the basis of clause (a), clause (b) under specified conditions, or clause (c) unless the Earnings Applicable to Bond Interest for a specified twelve month period are equal to twice the annual interest requirements on the Bonds including those about to be issued, and any obligations secured by Prior Liens and any indebtedness secured by Permitted Encumbrances. The calculation of Earnings Applicable to Bond Interest includes all non-utility revenues of the Company. (Sections 1.03, 5.03, 6.02 and 7.01 of the Restated Indenture.)

    Permanent Additions include: the Company's electric and steam generating, transmission and distribution properties; the Company's gas storage and distribution properties; construction work-in-progress; fractional and undivided property interests of the Company; property used for providing telephone or other communications services; and engineering, financial, economic, environmental, geological and legal or other studies, surveys or reports associated with the acquisition or construction of any Depreciable Property. (Section 1.03 of the Restated Indenture.)


    Earnings Applicable to Bond Interest for the twelve months ended March 31, 1996, would be 4.4 times the annual interest requirements on the Bonds assuming the issuance of the New Bonds at an assumed interest rate of 8.0%. Additional Bonds may vary from the Offered Bonds as to maturity, interest rate, redemption prices, sinking fund and in certain other respects. (Article II of the Restated Indenture.)


DIVIDENDS ON COMMON STOCK

    The Indenture does not restrict the Company's payment of dividends on its common stock.

RELEASE PROVISIONS

    The Indenture contains provisions permitting the release from its lien of any property upon depositing or pledging cash or certain other property of comparable Fair Value. The Indenture also contains provisions for the cancellation, change or alteration of leases, rights-of-way and easements, and for the surrender and modification of any franchise or governmental consent subject to certain restrictions, in each case without any release or consent by the Trustee or accountability thereto for any consideration received by the Company. (Article XI of the Restated Indenture.)

    Under the Indenture, (a) the Company may sell or otherwise dispose of, free of the Lien of the Indenture, all vessels and marine equipment, railroad cars, engines and related equipment, airplanes, office furniture and leasehold interests in property owned by third parties and (b) the Company may enter into leases with respect to the property subject to the Lien of the Indenture which do not interfere in any material respect with the use of such property for the purpose for which it is held by the Company and will not have a material adverse impact on the security afforded by the Indenture. (Section 11.02(b) of the Restated Indenture.)

    Any of the mortgaged and pledged property may be released from the Lien of the Indenture without depositing the proceeds from the sale of such property with the Trustee, if after such release, the Fair Value of the remaining mortgaged and pledged property of the character of Permanent Additions equals or exceeds a sum equal to 150% of the aggregate principal amount of Bonds Outstanding. (Section 11.03(k) of the Restated Indenture.) Upon satisfaction of the requirements set forth in the Indenture, this provision would permit the Company to spin-off or otherwise dispose of a substantial amount of assets or a line of business, including all or a portion of the Company's electric generation, transmission or distribution assets, or its gas storage and distribution assets, without depositing cash or property with the Trustee or obtaining the consent of the bondholders.

REDEMPTION GENERALLY

    Moneys on deposit in the Maintenance Fund and the Release Fund under the Indenture may be used for the purchase or redemption of Bonds, provided that the Company does not have the power to use any such moneys to redeem any Bond that is not otherwise redeemable or to redeem any Bond at a price less than the price at which such Bond could be redeemed pursuant to its terms.

MODIFICATION OF THE INDENTURE

    With the consent of the Company, the provisions of the Indenture may be changed by the affirmative vote of the holders of 66 2/3% in principal amount of the Bonds Outstanding except that, among other things, the maturity of a Bond may not be extended, the interest rate reduced, nor the terms of payment of principal or interest changed without the consent of the holder of each Bond so affected. (Article XIX of the Restated Indenture.)

CONCERNING THE TRUSTEE

    In case of a Completed Default the Trustee may, and upon written request of the holders of a majority in principal amount of the Bonds then Outstanding shall, declare the principal of all Bonds then Outstanding and the interest accrued thereon to be due and payable immediately, and the same shall become due and payable subject to the right of the holders of the majority in principal amount of the Bonds then Outstanding upon certain conditions to rescind and annul such declaration. The Indenture provides in substance that no holder of any Bond shall have any right to institute any suit, action or proceeding in equity or at law for the foreclosure of the Indenture or for the appointment of a receiver or for any other remedy thereunder unless such holder shall have previously given to the Trustee written notice of default, nor unless also the holders of 25% in principal amount of the Bonds then Outstanding shall have made written request to the Trustee to exercise the powers granted by the Indenture but the right of action of holders of Bonds to enforce payment of the principal or interest shall not be impaired. As a condition precedent to certain actions by the Trustee in the enforcement of the Lien of the Indenture and institution of action on the Bonds, the Trustee may require adequate indemnity against costs, expenses and liabilities to be incurred thereby. (Article XIV of the Restated Indenture.)

    The Company utilizes some of the commercial banking services offered by an affiliate of the Trustee.

DEFAULTS

    The  following is a summary of events  defined in the Indenture as Completed
Defaults: (a) default in the payment of principal of or premium, if any, on any Bond when due and payable, (b) default continued for 30 days in the payment of interest on any Bond; (c) default continued for 60 days in any sinking fund payment; (d) default in the covenants of the Company with respect to bankruptcy, insolvency, assignment or receivership, or (e) default continued for 60 days after notice to the Company from the Trustee in the performance of any other covenant, agreement or condition contained in the Indenture. (Section 14.01 of the Restated Indenture.)

    The Trustee is required to give notice to bondholders (1) within 90 days after the occurrence of a Default known to the Trustee within such period, or
(2) if the Trustee is unaware of a Default during such period, promptly after the Trustee knows of such Default, unless such Default shall have been cured before the giving of such notice; provided that, except in the case of a Default resulting from the failure to make any payment of principal of, or interest on, any Bonds or to make any sinking fund payment, the Trustee may withhold such notice upon determination in good faith by the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustee that the withholding of such notice is in the interest of the bondholders. (Article XVII of the Restated Indenture.)

    If the Trustee recovers any moneys following a Completed Default, all such moneys shall be applied in the following order: (i) to the payment of taxes, assessments or Prior Liens and all costs and expenses, including the payment of the fees, expenses, liabilities and advances incurred or made by the Trustee,
(ii) to the payment in full of the amounts then due and unpaid for principal and interest upon the Bonds then Outstanding, and in the case such proceeds shall be insufficient to pay in full the amounts so due and unpaid, then to the payment thereof ratably, with interest on overdue principal and interest, and (iii) to the Company, its successors or assigns. (Section 14.11 of the Restated Indenture.)

    The Company is required to file with the Trustee such information, documents and reports with respect to compliance by the Company with the conditions and covenants of the Indenture as may be required by the rules and regulations of the Commission including a certificate, furnished not less frequently than annually, as to the Company's compliance with all of the conditions and covenants under the Indenture. (Section 8.18 of the Restated Indenture.)

GENERAL

    Whenever all indebtedness secured by the Indenture shall have been paid, or adequate provision therefor made, the Trustee shall, upon request of the Company, cancel and discharge the Lien of the Indenture. (Article XVIII of the Restated Indenture.) The Company may deposit with the Trustee any combination of cash or Governmental Obligations in order to provide for the payment of any series or all of the Bonds Outstanding. Such a deposit could constitute a taxable event as to the holders of such bonds, creating possible adverse tax consequences. The Indenture also provides that the Company shall furnish to the Trustee Officers' Certificates, certificates of an Engineer, Appraiser or other expert and, in certain cases, Accountants' Certificates in connection with the authentication of Bonds, the release or release and substitution of property and certain other matters, and Opinions of Counsel as to the Lien of the Indenture and certain other matters. (Articles IV, V, VI, VII, XI and XVIII and Section
21.08 of the Restated Indenture.)

                                 LEGAL OPINIONS

    Legal opinions relating to the New Bonds will be rendered by John P. Moore, Jr., 100 North Barstow Street, Eau Claire, Wisconsin, General Counsel for the Company, by Loomis, Ewert, Ederer, Parsley, Davis & Gotting, 1200 Manufacturer's Bank of Lansing Building, Lansing, Michigan, special Michigan counsel for the Company, and by Gardner, Carton & Douglas, 321 North Clark Street, Chicago, Illinois, counsel for any underwriters, dealers or agents named in a Prospectus Supplement. Matters pertaining to local laws will be passed upon by counsel for the Company and as to these matters Gardner, Carton & Douglas will rely on those opinions. The opinions contained in this Prospectus under the caption "Description of New Bonds -- Security for New Bonds", are the opinions of John
P. Moore, Jr., who is General Counsel and Secretary of the Company. Gardner, Carton & Douglas from time to time acts as special counsel to the Company and the Minnesota Company in connection with certain matters, including the Transaction.

                                    EXPERTS

    The historical financial statements of the Company for the year ended December 31, 1995; the consolidated historical financial statements of the Minnesota Company for the year ended December 31, 1995; the consolidated historical financial statements of WEC; and the historical financial statements of WEPCO incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K, for the year ended December 31, 1995, have been so incorporated in reliance upon the reports of Price Waterhouse LLP given on the authority of said firm as experts in auditing and accounting.

    The financial statements and the related financial statement schedules of the Company and the Minnesota Company for the years ended December 31, 1994 and 1993, incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K, for the year ended December 31, 1995, have been so incorporated in reliance upon the reports of Deloitte & Touche LLP (which report on the Minnesota Company expresses an unqualified opinion and includes an explanatory paragraph related to the Minnesota Company's change in method of accounting for postretirement healthcare costs in 1993) given upon the authority of that firm as experts in accounting and auditing.

                              PLAN OF DISTRIBUTION

    The Company may sell the New Bonds (i) to or through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The Prospectus Supplement with respect to each series of Offered Bonds will set forth the terms of the offering of such Offered Bonds, including the name or names of any underwriters, the purchase price of such Offered Bonds and the proceeds to the

Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Offered Bonds may be listed. Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

    If underwriters are used in the sale, the Offered Bonds will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Bonds may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. The specific managing underwriter or underwriters, if any, will be set forth in the Prospectus Supplement relating to the Offered Bonds together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Bonds offered thereby will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such Offered Bonds if any are purchased.

    Offered Bonds may be sold directly by the Company or through agents designated by the Company from time to time. The Prospectus Supplement will set forth the name of any agent involved in the offer or sale of the Offered Bonds in respect of which the Prospectus Supplement is delivered and any commissions payable by the Company to such agent.

    Any underwriters, dealers or agents participating in the distribution of the Offered Bonds may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the Offered Bonds may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Agents and underwriters may be entitled, under agreements entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contributions with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with or perform services for the Company in the ordinary course of business.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Set  forth  below is  an  estimate of  the  approximate amount  of  fees and
expenses  payable  by  the  Company  (other  than  underwriting  discounts   and
commissions) in connection with the issuance of the New Bonds:

Registration fee under the Securities Act of 1933.....................  $ 22,414
Fee of Public Service Commission of Wisconsin.........................     1,000
Fees of Rating Agencies...............................................    30,000
Printing and engraving................................................    25,000
Accounting services...................................................    40,000
Trustee's charges.....................................................    15,000
Mortgage recording fees...............................................     4,000
Expenses and counsel fees for qualification or registration of the New
 Bonds under state securities laws....................................    10,000
Miscellaneous, including traveling, telephone, copying, shipping,
 postage, and other out-of-pocket expenses............................    20,000
                                                                        --------
    Total.............................................................  $167,414
                                                                        --------
                                                                        --------

    All but the first two items are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Sections 180.0850 through 180.0859 of the Wisconsin Statutes permit indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations. Pursuant to authorization contained in the Restated Articles of Incorporation, as amended,
Section 7 of Article II of the Bylaws of the Company contains provisions for indemnification of its directors and officers consistent with the provisions of
Section 180.0850 through 180.0859 of the Wisconsin Statutes.

    The Company has obtained insurance policies indemnifying the Company and the Company's directors and officers against certain civil liabilities and related expenses.

ITEM 16.  EXHIBITS.

    Certain Exhibits listed below and marked with an asterisk (*) were filed with the Securities and Exchange Commission as Exhibits to certain Registration Statements under the Exhibit number indicated after each such Exhibit and are incorporated herein by this reference. These Registration Statements are identified as follows:


(a) No. 2-6982  (c) No. 2-13463+   (e) No. 2-36693+   (g) No. 2-76146   (i) No. 33-20415
(b) No. 2-7825  (d) No. 2-23726+   (f) No. 2-49757+   (h) No. 33-6269   (j) No. 33-39831


- ------------------------
+ Registration Statement of the Minnesota Company.

    EXHIBIT
- ---------------
   **1.01        Form of Underwriting Agreement relating to the New Bonds.
    *4.01A  (a)  Copy of Trust Indenture, dated April 1, 1947, from the Company to Firstar Trust Company (formerly known as First Wisconsin Trust Company), Trustee. (7.01)
    *4.01B  (b)  Copy of Supplemental Trust Indenture, dated March 1, 1949, being a supplemental instrument to
                  Exhibit 4.01A hereto. (7.02)
    *4.01C  (c)  Copy of Supplemental Trust Indenture, dated June 1, 1957, being a supplemental instrument to
                  Exhibit 4.01A hereto. (2.13)
    *4.01D  (d)  Copy of Supplemental Trust Indenture, dated August 1, 1964, being a supplemental instrument to
                  Exhibit 4.01A hereto. (4.20)
    *4.01E  (e)  Copy of Supplemental Trust Indenture, dated December 1, 1969, being a supplemental instrument to
                  Exhibit 4.01A hereto. (2.03E)
    *4.01F  (f)  Copy of Supplemental Trust Indenture, dated September 1, 1973, being a supplemental instrument to
                  Exhibit 4.01A hereto. (2.03F)
    *4.01G  (g)  Copy of Supplemental Trust Indenture, dated February 1, 1982, being a supplemental instrument to
                  Exhibit 4.01A hereto. (4.01G)
    *4.01H       Copy of Supplemental Trust Indenture, dated March 1, 1982, being a supplemental instrument to
                  Exhibit 4.01A hereto, filed as exhibit 4.08 to the Company's Annual Report on Form 10-K for the
                  year 1982 (File No. 10-3140) and incorporated herein by reference.
    *4.01I  (h)  Copy of Supplemental Trust Indenture, dated June 1, 1986, being a supplemental instrument to
                  Exhibit 4.01A hereto. (4.01I)
    *4.01J  (i)  Copy of Supplemental Trust Indenture, dated March 1, 1988, being a supplemental instrument to
                  Exhibit 4.01A hereto. (4.01J)
    *4.01K  (j)  Copy of Supplemental and Restated Trust Indenture, dated March 1, 1991, being a supplemental instrument to Exhibit 4.01A hereto. (4.01K)
     4.01L       Copy of Supplemental Trust Indenture, dated April 1, 1991, being a supplemental instrument to
                  Exhibit 4.01A hereto, filed as Exhibit 4.01 to the Company's Quarterly Report on Form 10-Q for
                  the quarter ended March 31, 1991, and incorporated herein by reference.
     4.01M       Copy of Supplemental Trust Indenture, dated March 1, 1993, being a supplemental instrument to
                  Exhibit 4.01A hereto, filed as Exhibit 4.01A to the Company's Current Report on Form 8-K (File
                  No. 10-3140) dated March 5, 1993, and incorporated herein by reference.
     4.01N       Copy of Supplemental Trust Indenture, dated October 1, 1993, being a supplemental instrument to
                  Exhibit 4.01A hereto, filed as Exhibit 4.01A to the Company's Current Report on Form 8-K (File
                  No. 10-3140) dated September 21, 1993, and incorporated herein by reference.
   **4.01O       Form of Supplemental Trust Indenture, for each series of New Bonds, being a supplemental instrument to Exhibit 4.01A hereto.
   **5.01        Opinion of John P. Moore, Jr., Esq., as to legality of the New Bonds.
    12.01        Computation of ratio of earnings to fixed charges.
    12.02        Computation of pro forma ratios of earnings to fixed charges.
  **23.01        Consent of Independent Public Accountants -- Price Waterhouse LLP, Minneapolis, MN.
  **23.02        Independent Auditors' Consent -- Deloitte & Touche LLP, Minneapolis, MN.
  **23.03        Consent of Independent Accountants -- Price Waterhouse LLP, Milwaukee, WI.
  **23.04        Consent of Legal Counsel.
  **24.01        Powers of Attorney.
  **25.01        Form T-1 Statement of Eligibility of Firstar Trust Company to act as Trustee under the Indenture that will secure the New Bonds.


- ------------------------

** Previously filed

ITEM 17.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
    (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represented no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses
    (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eau Claire, and State of Wisconsin, on the 18th day of July 1996.


                                          NORTHERN STATES POWER COMPANY

                                          By:        /s/ NEAL A. SIIKARLA

                                             -----------------------------------
                                                 Neal A. Siikarla, Treasurer

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           SIGNATURE                         TITLE                  DATE
- --------------------------------  ----------------------------  -------------

          JOHN A. NOER
- --------------------------------  Principal Executive Officer   July 18, 1996
          John A. Noer             and Director

        NEAL A. SIIKARLA
- --------------------------------  Principal Financial Officer   July 18, 1996
        Neal A. Siikarla

       /s/ DAVID E. RIPKA
- --------------------------------  Principal Accounting Officer  July 18, 1996
         David E. Ripka

       H. LYMAN BRETTING
- --------------------------------  Director                      July 18, 1996
       H. Lyman Bretting

        PHILIP M. GELATT
- --------------------------------  Director                      July 18, 1996
        Philip M. Gelatt

       WAYNE E. HARRISON
- --------------------------------  Director                      July 18, 1996
       Wayne E. Harrison

       RAY A. LARSON, JR.
- --------------------------------  Director                      July 18, 1996
       Ray A. Larson, Jr.

        LARRY G. SCHNACK
- --------------------------------  Director                      July 18, 1996
        Larry G. Schnack

        LOREN L. TAYLOR
- --------------------------------  Director                      July 18, 1996
        Loren L. Taylor

        By:          /s/ NEAL A.
                        SIIKARLA
- --------------------------------
        Neal A. Siikarla
       (ATTORNEY-IN-FACT)

                                 EXHIBIT INDEX


                                                                                                          METHOD OF
EXHIBIT NUMBER                                        DESCRIPTION                                          FILING
- ---------------  -------------------------------------------------------------------------------------  -------------
   **1.01        Form of Underwriting Agreement relating to the New Bonds.
    *4.01A  (a)  Copy of Trust Indenture, dated April 1, 1947, from the Company to Firstar Trust
                  Company (formerly known as First Wisconsin Trust Company), Trustee. (7.01)
    *4.01B  (b)  Copy of Supplemental Trust Indenture, dated March 1, 1949, being a supplemental instrument to Exhibit 4.01A hereto. (7.02)
    *4.01C  (c)  Copy of Supplemental Trust Indenture, dated June 1, 1957, being a supplemental instrument to Exhibit 4.01A hereto. (2.13)
    *4.01D  (d)  Copy of Supplemental Trust Indenture, dated August 1, 1964, being a supplemental instrument to Exhibit 4.01A hereto. (4.20)
    *4.01E  (e)  Copy of Supplemental Trust Indenture, dated December 1, 1969, being a supplemental instrument to Exhibit 4.01A hereto. (2.03E)
    *4.01F  (f)  Copy of Supplemental Trust Indenture, dated September 1, 1973, being a supplemental instrument to Exhibit 4.01A hereto. (2.03F)
    *4.01G  (g)  Copy of Supplemental Trust Indenture, dated February 1, 1982, being a supplemental instrument to Exhibit 4.01A hereto. (4.01G)
    *4.01H       Copy of Supplemental Trust Indenture, dated March 1, 1982, being a supplemental instrument to Exhibit 4.01A hereto, filed as exhibit 4.08 to the Company's Annual
                  Report on Form 10-K for the year 1982 (File No. 10-3140) and incorporated herein by reference.
    *4.01I  (h)  Copy of Supplemental Trust Indenture, dated June 1, 1986, being a supplemental instrument to Exhibit 4.01A hereto. (4.01I)
    *4.01J  (i)  Copy of Supplemental Trust Indenture, dated March 1, 1988, being a supplemental instrument to Exhibit 4.01A hereto. (4.01J)
    *4.01K  (j)  Copy of Supplemental and Restated Trust Indenture, dated March 1, 1991, being a supplemental instrument to Exhibit 4.01A hereto. (4.01K)
     4.01L       Copy of Supplemental Trust Indenture, dated April 1, 1991, being a supplemental instrument to Exhibit 4.01A hereto, filed as Exhibit 4.01 to the Company's Quarterly
                  Report on Form 10-Q for the quarter ended March 31, 1991, and incorporated herein by reference.
     4.01M       Copy of Supplemental Trust Indenture, dated March 1, 1993, being a supplemental instrument to Exhibit 4.01A hereto, filed as Exhibit 4.01A to the Company's Current
                  Report on Form 8-K (File No. 10-3140) dated March 5, 1993, and incorporated herein by reference.
     4.01N       Copy of Supplemental Trust Indenture, dated October 1, 1993, being a supplemental instrument to Exhibit 4.01A hereto, filed as Exhibit 4.01A to the Company's Current
                  Report on Form 8-K (File No. 10-3140) dated September 21, 1993, and incorporated herein by reference.
   **4.01O       Form of Supplemental Trust Indenture, for each series of New Bonds, being a supplemental instrument to Exhibit 4.01A hereto.
   **5.01        Opinion of John P. Moore, Jr., Esq., as to legality of the New Bonds.
    12.01        Computation of ratio of earnings to fixed charges....................................           DT
    12.02        Computation of pro forma ratios of earnings to fixed charges.........................           DT
  **23.01        Consent of Independent Public Accountants -- Price Waterhouse LLP, Minneapolis, MN.
  **23.02        Independent Auditors' Consent -- Deloitte & Touche LLP, Minneapolis, MN.
  **23.03        Consent of Independent Accountants -- Price Waterhouse LLP, Milwaukee, WI.
  **23.04        Consent of Legal Counsel.
  **24.01        Powers of Attorney.
  **25.01        Form T-1 Statement of Eligibility of Firstar Trust Company to act as Trustee under the Indenture that will secure the New Bonds.



** Previously filed



DT -- Filed electronically with this direct transmission